                                                EXHIBIT 10.02

                   EMPLOYMENT AGREEMENT


           AGREEMENT by and among Whitmire Distribution Cor-poration, a Delaware corporation (the "Company"), the under-signed executive (the "Executive"), and Cardinal Distribu-tion, Inc. ("Cardinal"), dated as of the 11th day of October, 1993.


           WHEREAS, the Company has entered into an Agreement and Plan of Reorganization (the "Merger Agreement") whereby
Cardinal will acquire all of the outstanding common stock of the Company (the "Transaction"); and


           WHEREAS, it is a condition to the consummation of the Transaction that the Company enter into employment agree-ments with key executives of the Company, including the Ex-ecutive; and


           WHEREAS, Cardinal desires to obtain for itself, through its future ownership of the Company, the benefit of the Executive's services as set forth in this Agreement; and


           WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will continue to be employed by the Company after the Transaction;

           NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


           1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the Effective Time (as that term is de-fined in the Merger Agreement) and ending on the third an-niversary of the Effective Time (the "Employment Period").


           2. Position and Duties. (a) During the Employ-ment Period, the Executive shall be employed by the Company with such responsibilities of an executive nature as may be determined from time to time by the Company's Board of Direc-tors or its lawfully designated representative (the "Board").


           (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full business atten-tion and time to the business and affairs of the Company, using the Executive's best efforts to carry out faithfully and efficiently the responsibilities assigned to the Execu-tive under this Agreement. It shall not be considered a vio-lation of the foregoing for the Executive to (i) serve on corporate boards with the approval of Cardinal, (ii) serve on civic or charitable boards or committees, (iii) deliver lec-tures or fulfill speaking engagements and (iv) manage per-sonal investments, so long as such activities do not inter-fere with the performance of the Executive's responsibilities under this Agreement.


           (c) The Executive's services shall be performed primarily at the location specified on Schedule A or any other location within 30 miles thereof, except as may be otherwise provided on Schedule A. Travel in connection with the business of the Company may be reasonably requested from time to time by the Board.


           3. Compensation. (a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary (the "Annual Base Salary") in an amount not less than the amount specified on Schedule A, payable in accordance with the Company's payroll practices for executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, unless the annual base salaries of all executives of Cardinal and the Company are proportion-ately reduced, and in any event shall not be reduced below the amount specified on Schedule A. After any such increase (or decrease), the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased (or decreased).


           (b) Annual Bonus. In addition to the Annual Base Salary, the Executive shall be eligible to receive annual bonuses (each, an "Annual Bonus") as follows. The Executive shall be eligible to receive an Annual Bonus (including, to the extent earned, both a "base bonus" and a "flex bonus") for the plan year ending June 30, 1994 under the Company's Management Incentive Plan (calculated as provided in the Merger Agreement) on terms and conditions consistent with the Executive's participation in that plan immediately before the beginning of the Employment Period (the "Company Bonus"). Thereafter, the Executive shall participate in the annual bonus plan in which executives of Cardinal participate from time to time (each, a "Cardinal Bonus Plan") with an initial target bonus under such plan as set forth on Schedule A; pro-vided, that with respect to any plan year under a Cardinal Bonus Plan that begins before July 1, 1994 and ends after June 30, 1994, the Executive shall receive a pro-rata amount based on the portion of such plan year that occurs after June 30, 1994 and with respect to any plan year under a Cardinal Bonus Plan that begins before and ends after the end of the Employment Period, the Executive shall receive a pro-rata amount based on the portion of such plan year that occurs before the end of the Employment Period, payable at such time as other bonuses are paid under the Cardinal Bonus Plan (but without regard to any requirement that the recipient be em-ployed by Cardinal or any of the Affiliated Companies at the time of such payment).


           (c) Other Benefits.  During the Employment Period:
(i) prior to July 1, 1994, the Company shall continue, and the Executive (and/or the Executive's family to the extent so provided under the applicable terms of such plans) shall be eligible to participate in and to receive benefits under those welfare benefit, incentive, deferred compensation, sav-ings and retirement, and vacation plans of the Company in effect on the date of this Agreement and listed in the Whit-mire Disclosure Schedule delivered under the Merger Agreement as applying to Company executives); and (ii) thereafter, the Executive shall be entitled to participate in the group health, life, disability insurance, retirement savings and other employee benefit plans (collectively, "Group Plans") generally offered to the Company's employees in accordance with the standard terms and conditions of such plans as in effect from time to time, which plans shall be substantially equivalent in the aggregate to either (A) the Company's Group Plans as in effect on the date of this Agreement or (B) the Group Plans maintained from time to time by Cardinal and in which the executives of Cardinal participate. In addition, the Executive shall be eligible to participate in Cardinal's Stock Incentive Plan, although actual awards and benefits, if any, to be granted to the Executive thereunder shall be in the sole discretion of Cardinal's Board of Directors.


           (d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all normal and customary expenses incurred by the Execu-tive in carrying out the Executive's duties under this Agree-ment, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.


           (e) Fringe Benefits. During the Employment Pe-riod, the Executive shall be entitled to the fringe benefits set forth on Schedule B to this Agreement.


           (f) Vacation.  (i) During the Employment Period,
(A) prior to July 1, 1994, the Executive shall be entitled to annual paid vacations based upon completed years of service with the Company and its predecessors as provided in the va-cation policy of the Company in effect on the date hereof and
(B) thereafter the Executive shall be entitled to annual paid vacations as provided in the Company's vacation policy in effect from time to time; provided, however, that the annual vacations shall not in the aggregate be less than three weeks and that all of Executive's completed years of service with the Company and its predecessors, and with Cardinal and any Affiliated Companies, shall be used to determine the vacation to which the Executive is from time to time entitled.


           (ii) At the Effective Time (as defined in the
Merger Agreement), the Company shall pay the Executive in full for all vacations accrued in calendar years prior to calendar 1993 and not yet taken as of the Effective Time.


           4. Termination of Employment. (a) Death or Dis-ability. The Executive's employment shall terminate auto-matically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Exec-utive's employment because of the Executive's Disability dur-ing the Employment Period. "Disability" means that (i) the Executive has failed, over a period of 180 consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and rea-sonably acceptable to the Executive or the Executive's legal representative, has determined that the Executive's inca-pacity constitutes a disability for purposes of the Company's long-term disability insurance coverage. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective upon receipt of such notice by the Execu-tive (the "Disability Effective Date").


           (b) By the Company. (i) The Company may termi-nate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" shall mean (A) fraud, misappropriation, embezzlement or willful misconduct materi-ally injurious to the Company, Cardinal or any of the Affil-iated Companies on the part of the Executive, (B) the Execu-tive's (x) persistent and continued failure to substantially perform his duties for the Company when and to the extent reasonably requested by the Board to do so and (y) failure to correct same within twenty (20) days after notice from the Board requesting the Executive to do so (it being understood that this standard is intended to assure the Company of the reasonable attendance, efforts and good faith business atten-tion of the Executive to his duties on behalf of the Company, but may not be relied upon by the Company to terminate the Executive based upon the operating performance of the Com-
pany), or (C) the Executive's breach of any material provi-sion of this Agreement, which breach has not been cured in all material respects within 20 days after notice of such breech is given to the Executive by the Company. No act or failure to act on the part of the Executive shall be consid-ered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, the instructions of the Chief Executive Officer or any other officer of the Company who is senior to the Executive, or the advice of counsel for the Company, shall be conclu-sively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Com-pany. The Executive shall not be deemed to have been ter-minated for Cause unless such notice is accompanied by a copy of a resolution duly adopted by the Board to such effect.


          (ii) A termination of the Executive's employment by the Company without Cause shall be effected by giving the Executive written notice of the termination.


          (c) Good Reason. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good
Reason" means:


                (A) the assignment to the Executive of duties inconsistent in any material respect with paragraph
          (a) of Section 2 of this Agreement, other than ac-tions that are not taken in bad faith and are rem-edied by the Company promptly after receipt of no-tice thereof from the Executive;


                (B) any failure by the Company to comply with any provision of Section 3 of this Agreement other than failures that are not taken in bad faith and are remedied by the Company promptly after receipt of notice thereof from the Executive;

                 (C) any requirement by the Company that the Executive's services be rendered primarily at a location or locations not complying with the provi-sions of paragraph (c) of Section 2 of this Agree-ment; or


                 (D) any failure by the Company to require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or sub-stantially all of the business and/or assets of the Company or Cardinal expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company or Cardinal, as the case may be, would have been required to per-form if no such succession had taken place.



           (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the spe-cific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Ex-ecutive relies. A termination of employment by the Executive for Good Reason shall be effective on the tenth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given); provided, that such a termination of em-ployment shall not become effective if the Company shall have previously corrected to the reasonable satisfaction of the Executive the circumstance giving rise to the Notice of Ter-mination.

           (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.


           (d) Date of Termination. The "Date of Termina-tion" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Ex-ecutive's employment by the Company for Cause or by the Exec-utive for Good Reason is effective, the date on which the Company gives the Executive notice of a termination of em-ployment without Cause, or the date on which the Executive gives the Company notice of a termination of employment with-out Good Reason, as the case may be.


           5.  Obligations of the Company upon Termination.
(a) Death, Disability, Cause; Without Good Reason. If, dur-ing the Employment Period, the Executive's employment is ter-minated because of death, Disability, for Cause, or as a re-sult of the Executive's termination of his employment without Good Reason, then except as provided in Section 8, the Execu-tive shall not be entitled to any compensation provided for under this Agreement, other than Annual Base Salary through the effective date of any such termination or resignation, benefits under the long-term disability insurance coverage in the case of termination because of Disability, and (without limiting the provisions of Section 6 hereof) vested benefits, if any, required to be paid or provided by law.


           (b) Without Cause; Good Reason. If, during the Employment Period, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensa-tion provided for under this Agreement except as set forth in the following sentence. The Company (i) shall continue to pay the Executive for and with respect to the unexpired por-tion of the Employment Period (in the same manner as speci-fied herein) (A) his Annual Base Salary and (B) an amount equal to seventy-five percent (75%) of the Executive's Im-puted Annual Bonuses and (ii) shall continue during the unex-pired portion of the Employment Period the welfare benefits set forth in Section 3 (in the same manner as specified here-in); provided that (x) if any such benefits cannot be pro-vided to nonemployees under the terms of the applicable plans or applicable law, the Company shall provide the Executive with substitute benefits that are comparable and equal in value to such benefits, and (y) during any period when the Executive is eligible to receive any such benefits under an-other employer-provided plan, the benefits provided by the Company under this paragraph may be made secondary to those provided under such other plan. As used herein, "Imputed Annual Bonuses" shall mean the Company Bonus and the "target" bonuses or similar amounts under Cardinal Bonus Plans that the Executive would have received had he remained an employee of the Company and achieved targeted performance with respect to any personal goals under the Company's Management Incen-tive Plan and the Cardinal Bonus Plan, as applicable, taking into account the actual performance with respect to any ap-plicable goals relating to the performance of the Company, Cardinal, any of the Affiliated Companies, or any of their divisions.


           6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or prac-tice provided by Cardinal or any of the Affiliated Companies for which the Executive may qualify, nor, subject to para-graph (f) of Section 10, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with Cardinal or any of the Affiliated Companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, Cardinal or any of the Affiliated Companies on or after the Date of Termination shall be payable in ac-cordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modi-fied by this Agreement.

           7. No Mitigation or Reduction. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agree-ment and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.


           8. Confidential Information; Noncompensation. (a) The Executive shall hold in a fiduciary capacity for the ben-efit of the Company, Cardinal and the Affiliated Companies all secret or confidential information, knowledge or data relating to the Company, Cardinal or any of the Affiliated Companies and their respective businesses that the Executive obtains during the Executive's employment by the Company and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of Section 8) ("Confidential Information"). The Executive shall not com-municate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.


           (b) During the Noncompetition Period (as defined below), except as otherwise provided in paragraph (d) of this
Section 8, the Executive shall not, without the prior written consent of the Board, engage in or become associated with a

Competitive Activity.  For purposes of this paragraph (b) of
Section 8: (i) the "Noncompetition Period" means (A) the period during which the Executive is employed by the Company, plus (B) if the Executive's employment terminates before the end of the Employment Period, the remainder of the Employment Period, plus (C) any Extension Periods (as defined in para-graph (e) of this Section 8), to the extent provided in para-graph (e); (ii) a "Competitive Activity" means any business or other endeavor that engages in the wholesale drug distri-bution business or other healthcare distribution business in which the Company, Cardinal or any of the Affiliated Compa-nies is at the data hereof, or at the time Executive's em-ployment terminates, engaged in the United States (including Puerto Rico); and (iii) except as provided on Schedule A, the Executive shall be considered to have become "associated with a Competitive Activity" if he becomes directly or indirectly involved as an owner, employee, officer, director, indepen-dent contractor, agent, partner, advisor, lender, or in any other capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activ-ity. Notwithstanding the foregoing: (i) the Executive may make and retain investments during the Employment Period in not more than five percent of the equity of any entity en-gaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market; and (ii) if the Executive's employ-ment is terminated because of Disability, the provisions of this paragraph (b) of Section 8 shall only apply if, follow-ing notice from Executive that his disability has ended and that he intends to seek employment in a Competitive Activity, the Company (A) promptly provides Executive with a lump-sum cash amount equal in value to the compensation and benefits set forth in Section 5(b) that would have been paid from the Disability Effective Date through the date such lump sum pay-ment is made if the Executive's employment had been termi-nated by the Company without Cause on the Disability Effec-tive Date, less any amounts the Executive has received under any long-term disability plans sponsored by the Company, Car-dinal or any of the Affiliated Companies (to the extent cov-erage under such plans was provided without cost to the Ex-ecutive) and (B) continues such compensation and benefits throughout the remainder of the Employment Period.


           (c) The Executive agrees that he will not, for a period of one (1) year after the expiration or termination of the Executive's employment with the Company, Cardinal or any of the Affiliated Companies, without the prior written con-sent of the Company, whether directly or indirectly, employ, whether as an employee, officer, director, agent, consultant or independent contractor, or solicit the employment of, any person who was or is at any time during the previous twelve

(12) months an employee, representative, officer or director of the Company, Cardinal or any of the Affiliated Companies.


           (d) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this Section 8 would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of such Section without the neces-sity of proof of actual damage. With respect to any provi-sion of this Section 8 finally determined by a court of com-petent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have juris-diction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determi-nation.


           (e) The Company shall have the right to elect to have the provisions of paragraph (b) of this Section 8 apply for the period (the "First Extension Period") beginning on the later of (i) the day the Executive's employment with the Company terminates and (ii) the first day after the end of the Employment Period and ending on the earlier of (x) the first anniversary of the first day of the First Extension Period and (y) the death of the Executive; and if the Company does so elect, it shall also have the right to elect to have the provisions of paragraph (b) of this Section 8 apply for the period (the "Second Extension Period") beginning on the day after the last day of the First Extension Period and end-ing on the earlier of (x) the first anniversary of the first day of the Second Extension Period and (y) the death of the Executive. (The First Extension Period together with the Second Extension Period are referred to as the "Extension Periods"). The election to extend for the First Election Period shall be made by giving the Executive notice of such election (A) in the case of a termination of the Executive's employment by reason of the expiration of the Employment Pe-riod, no later than sixty days before the end of the Employ-ment Period, and (B) in the case of any other termination, within thirty days after such termination. The election to extend for the Second Election Period shall be made by giving the Executive notice of such election no later than sixty days before the expiration of the First Extension Period. (The elections described in the preceding two sentences are referred to as the "Extension Elections.")


           (f) During any Extension Period with respect to which the Company has made an Extension Election, the Company shall provide the compensation and benefits set forth in Sec-tion 5(b) as if (i) the Executive had been terminated without Cause and (ii) the Employment Period had extended through the last day of such Extension Period; provided, that in lieu of receiving an amount equal to seventy-five percent (75%) of the Executive's Imputed Annual Bonus, the Executive shall receive an amount equal to fifty percent (50%) of such Im-puted Annual Bonus. Notwithstanding any other provision of this Agreement, the Extension Periods shall end, and the Exe-cutive's Obligations under paragraph (b) of this Section 8 shall cease and be of no further effect, if the Company fails to provide any of the compensation and benefits required by the preceding sentence or by paragraph (a) of Section 5 and such failure continues for ten (10) days after notice from the Executive to the Company of such failure.

           9. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

           (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and as-signs.

           10. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or ef-fect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          To the address set forth on Schedule A


          If to the Company:

          Whitmire Distribution Corporation
          81 Blue Ravine Road
          Folsom, California 95630

               Attention:  General Counsel

               (with a copy to Cardinal)


          If to Cardinal:

          Cardinal Distribution, Inc.
          655 Metro Place South, Suite 925
          Dublin, Ohio 43017

               Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of

Section 10. Notices and communications shall be effective when actually received by the addressee.


           (c) The invalidity or unenforceability of any pro-vision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


           (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable un-der this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.


           (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employ-ment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right un-der this Agreement except to the extent any other party here-to is materially prejudiced by such failure.


           (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

           (g) The term "Affiliated Companies" means all com-panies controlled by, controlling or under common control with Cardinal, including, without limitation, the Company.


           11. Guarantee. Cardinal hereby irrevocably, abso-lutely and unconditionally guarantees the payment by the Com-pany of all compensation and benefits (the "Payments") that the Company is obligated to provide to the Executive under Sections 3, 6 and 8 of this Agreement. This is a guarantee of payment and not of collection, and is the primary obliga-tion of Cardinal, and the Executive may enforce this guar-antee against Cardinal without any prior enforcement of the obligation to make the Payments against the Company.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of their respective Boards of Directors, each of the Company and Cardinal has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above writ-ten.



                                   Peter S. McGurty
                           ----------------------------------
                                   Peter S. McGurty


                           WHITMIRE DISTRIBUTION CORPORATION


                           By      Gary E. Close
                              -------------------------------


                           CARDINAL DISTRIBUTION, INC.


                           By
                              -------------------------------


          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of their respective Boards of Directors, each of the Company and Cardinal has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above writ-ten.



                           ---------------------------------
                                    Gary E. Close

                           WHITMIRE DISTRIBUTION CORPORATION


                           By
                              ------------------------------


                           CARDINAL DISTRIBUTION, INC.


                           By  R. D. Walter
                              ------------------------------

                    SCHEDULE A

Name:                    Gary E. Close

Address:                 5991 Tan Foran Ct.
                         Fair Oaks, California  95628



Annual Base Salary:      $180,000, as adjusted after the date
                         of this Agreement in accordance with
                         the Company's usual compensation re-
                         view policies


Initial Target Bonus:    $90,000

                        SCHEDULE B




(a) Category I automobile policy for executives (see Whit-mire Disclosure Schedule)


(b) Annual physical examinations (see Whitmire Disclosure
Schedule)


(c) Estate planning (see Whitmire Disclosure Schedule)


(d) Tax planning and return preparation (see Whitmire Dis-closure Schedule)

                         AMENDMENT


The undersigned parties to that certain Employment Agreement, dated as of October 11, 1993, hereby amend Section 4(b) thereof by adding the following to the end of the parenthetical phrase in clause (B) thereof: "or solely based upon Executive's failure to meet individual performance goals or objectives".


As so amended the Employment Agreement remains in full effect.


Dated as of October 27, 1993

CARDINAL DISTRIBUTION, INC.



By      George H. Bennett, Jr.
    -----------------------------

Its     Senior Vice President
    -----------------------------



WHITMIRE DISTRIBUTION CORPORATION

By        Peter S. McGurty
    -------------------------------


Its        Vice President
    -------------------------------


           Gary E. Close
- -----------------------------------
      Executive (Signature)


           Gary E. Close
- -----------------------------------
            (Print Name)